Exhibit 99.1

For Further Information, Contact:
Quality Systems, Inc.	Susan J. Lewis
18111 Von Karman Avenue, Suite 600	Phone: (303) 804-0494
Irvine, CA 92612	slewis@qsii.com
Phone: (949) 255-2600
Paul Holt, CFO, pholt@qsii.com
FOR IMMEDIATE RELEASE
     July 30, 2010
QUALITY SYSTEMS REPORTS FISCAL 2011 FIRST QUARTER RESULTS
     IRVINE, Calif. ... July 30, 2010... Quality Systems, Inc. (NASDAQ:QSII) today announced the results of operations for its fiscal 2011 first quarter ended June 30, 2010.
     The Company reported record net revenues of $82.9 million for the fiscal 2011 first quarter, an increase of 24% from $66.6 million in the same quarter last year. The Company reported net income of $12.1 million, up 17% versus $10.3 million in net income for the comparable period a year ago. Fully diluted earnings per share were $0.42 in the fiscal 2011 first quarter; an increase of 17% when compared with $0.36 fully diluted earnings per share for the first quarter of fiscal 2010. The fiscal 2011 first quarter results include amortization of approximately $0.8 million of acquired intangibles, compared with approximately $0.4 million for the same quarter a year ago.
     The fiscal 2011 first quarter results included approximately $0.8 million in expenses related to the integration of the Company’s previously acquired Revenue Cycle Management (RCM) entities, Healthcare Strategic Initiatives (HSI) and Practice Management Partners (PMP). Both of these acquisitions are now administered and aggregated in the Company’s new NextGen Practice Solutions division.
     “The Company continues to prepare for the expected incentives to be distributed from the American Recovery and Reinvestment Act (ARRA). Now that the requirements for defining Stage 1 Meaningful Use criteria have been completed, physicians and hospitals can feel comfortable and confident in moving ahead with their electronic health records (EHR) decisions,” noted Steven T. Plochocki, chief executive officer.
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Quality Systems, Inc.
Fiscal 2011 First Quarter Results

     “We are ready to accommodate these needs. As previously stated during the past several quarters, we have been aggressively preparing for this transition to an electronic-based healthcare system by continually investing in sales, marketing, implementation and training, enhancing our staff, structure, operations and technology. We are confident that NextGen Healthcare’s novel technology, leading industry position and extensive educational offerings will prove beneficial to providers as they evaluate the options available in the marketplace and make their EHR selections,” Plochocki concluded.
     Quality Systems, Inc. also announced that the Company’s Board of Directors declared a cash dividend of Thirty Cents ($0.30) per share on the Company’s outstanding shares of Common Stock, payable to shareholders of record as of September 17, 2010, with an anticipated distribution date of October 5, 2010, pursuant to the Company’s current policy to pay a regular quarterly dividend of Thirty Cents ($0.30) per share on the Company’s outstanding shares of Common Stock, subject to further Board review and approval, and establishment of record and distribution dates by the Board prior to the declaration and payment of each such quarterly dividend.
     Quality Systems, Inc. will hold a conference call to discuss its fiscal 2011 first quarter results on Friday, July 30, 2010 at 10:00 AM ET (7:00 AM PT). All participants should dial 1-800-762-8908 at least ten minutes prior to the start of the call. International callers should dial 1-480-629-9774. To hear a live Web simulcast or to listen to the archived webcast following completion of the call, please visit the company website at www.qsii.com, click on the “Investors” tab, then select “Conference Calls,” to access the link to the call. To listen to a telephone replay of the conference call, please dial 1-800-406-7325 or 303-590-3030 and enter reservation identification number 4333090. The replay will be available from approximately 12:00 PM ET on Friday, July 30, 2010, through 11:59 PM ET on Friday, August 6, 2010.
     A transcript of the conference call will be made available on the Company’s website at www.qsii.com.
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Quality Systems, Inc.
Fiscal 2011 First Quarter Results

About Quality Systems, Inc.
     Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.
SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS
This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Management believes that these forward looking statements are reasonable and are based on reasonable assumptions and forecasts, however, undue reliance should not be placed on such statements that speak only as of the date hereof. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; general economic conditions; and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
FINANCIAL TABLES ATTACHED

QUALITY SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended June 30,
	2010	2009
Revenues:
Software, hardware and supplies	$24,756	$17,776
Implementation and training services	4,308	3,457

System sales	29,064	21,233

Maintenance	25,536	21,640
Electronic data interchange services	9,764	8,161
Revenue cycle management and related services	10,772	8,992
Other services	7,791	6,612

Maintenance, EDI, RCM and other services	53,863	45,405

Total revenues	82,927	66,638

Cost of revenue:
Software, hardware and supplies	6,212	2,704
Implementation and training services	2,990	2,881

Total cost of system sales	9,202	5,585

Maintenance	3,454	3,025
Electronic data interchange services	6,709	5,890
Revenue cycle management and related services	8,145	6,522
Other services	4,349	4,867

Total cost of maintenance, EDI, RCM and other services	22,657	20,304

Total cost of revenue	31,859	25,889

Gross profit	51,068	40,749

Operating expenses:
Selling, general and administrative	26,238	20,093
Research and development costs	5,456	3,977
Amortization of acquired intangible assets	347	357

Total operating expenses	32,041	24,427

Income from operations	19,027	16,322

Interest income	60	78
Other income (expense)	(6)	58

Income before provision for income taxes	19,081	16,458
Provision for income taxes	6,989	6,112

Net income	$12,092	$10,346

Net income per share:
Basic	$0.42	$0.36
Diluted	$0.42	$0.36

Weighted average shares outstanding:
Basic	28,896	28,492
Diluted	29,057	28,635

Dividends declared per common share	$0.30	$0.30

QUALITY SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	June 30, 2010	March 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$93,208	$84,611
Restricted cash	2,253	2,339
Marketable securities	7,700	7,158
Accounts receivable, net	111,532	107,458
Inventories, net	1,393	1,340
Income taxes receivable	—	2,953
Net current deferred tax assets	5,479	5,678
Other current assets	7,950	8,684

Total current assets	229,515	220,221

Equipment and improvements, net	8,348	8,432
Capitalized software costs, net	12,422	11,546
Intangibles, net	19,380	20,145
Goodwill	46,189	46,189
Other assets	3,970	3,647

Total assets	$319,824	$310,180

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,523	$3,342
Deferred revenue	63,565	64,109
Accrued compensation and related benefits	7,596	8,951
Income taxes payable	3,843	—
Dividends payable	8,673	8,664
Other current liabilities	16,941	16,220

Total current liabilities	105,141	101,286

Deferred revenue, net of current	804	474
Net deferred tax liabilities	10,398	10,859
Deferred compensation	1,954	1,883
Other noncurrent liabilities	7,436	7,389

Total liabilities	125,733	121,891

Commitments and contingencies

Shareholders’ equity:
Common Stock $0.01 par value; authorized 50,000 shares; issued and outstanding 28,911 and 28,879 shares at June 30, 2010 and March 31, 2010, respectively	289	289
Additional paid-in capital	124,655	122,271
Retained earnings	69,147	65,729

Total shareholders’ equity	194,091	188,289

Total liabilities and shareholders’ equity	$319,824	$310,180